[Execution Copy]





                              INVESTMENT AGREEMENT



                                      among



               EQUITY RESOURCE CAMBRIDGE FUND LIMITED PARTNERSHIP,
                EQUITY RESOURCE GENERAL FUND LIMITED PARTNERSHIP,
                  EQUITY RESOURCE FUND XVI LIMITED PARTNERSHIP,
                  EQUITY RESOURCE FUND XIX LIMITED PARTNERSHIP,
                EQUITY RESOURCE BRATTLE FUND LIMITED PARTNERSHIP
                 EQUITY RESOURCE BRIDGE FUND LIMITED PARTNERSHIP

                              KRF COMPANY, L.L.C.,

                                       and

                        KRF3 ACQUISITION COMPANY, L.L.C.





                         ------------------------------

                             Dated: January 6, 2000

                         ------------------------------


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                                Table of Contents
                                -----------------

                                                                            Page

ARTICLE 1      DEFINITIONS ..................................................  2

ARTICLE 2      VOTING AGREEMENT, CLOSING DATE
               TRANSACTIONS AND USE OF PROCEEDS .............................  5
     2.1       Voting Agreement .............................................  5
     2.2       Closing Date Transactions ....................................  5
               2.2.1  LLC Agreement .........................................  5
               2.2.2  Capital Contributions .................................  5
               2.2.3  Issuance of LLC Interests .............................  5
     2.3       Use of Proceeds ..............................................  5

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF
               THE COMPANY ..................................................  5
     3.1       Existence and Power ..........................................  5
     3.2       Authorization; No Contravention ..............................  6
     3.3       Governmental Authorization; Third Party Consents .............  6
     3.4       Binding Effect ...............................................  6

ARTICLE 4      REPRESENTATIONS AND
               WARRANTIES OF THE INVESTORS AND BERKSHIRE ....................  6
     4.1       Existence and Power ..........................................  6
     4.2       Authorization; No Contravention ..............................  7
     4.3       Governmental Authorization; Third Party Consents .............  7
     4.4       Binding Effect ...............................................  7
     4.5       Purchase for Own Account .....................................  7
     4.6       Investment Experience; Economic Risk; Accredited Investor ....  7

ARTICLE 5      INDEMNIFICATION ..............................................  8
     5.1       Indemnification ..............................................  8
     5.2       Notification .................................................  8
     5.3       Contribution .................................................  9

ARTICLE 6      CONDITIONS ................................................... 10
     6.1       Notice of the Closing Date ................................... 10
     6.2       Merger Agreement Conditions .................................. 10
     6.3       Compliance with this Agreement ............................... 10


                                        i


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                                                                            ----

ARTICLE 7      TERMINATION .................................................. 10

ARTICLE 8      MISCELLANEOUS ................................................ 10
     8.1       Survival of Representations and Warranties ................... 10
     8.2       Notices ...................................................... 11
     8.3       Successors and Assigns ....................................... 11
     8.4       Amendment and Waiver ......................................... 12
     8.5       Counterparts ................................................. 12
     8.6       Headings ..................................................... 12
     8.7       Governing Law; Arbitration ................................... 12
     8.8       Severability ................................................. 13
     8.9       Entire Agreement ............................................. 13
     8.10      No Third Party Beneficiaries ................................. 13
     8.11      Further Assurances ........................................... 13

EXHIBITS

EXHIBIT A      Amended and Restated Limited Liability Company
               Agreement of KRF3 Acquisition Company, L.L.C.

EXHIBIT B      Merger Agreement

                                                                [Execution Copy]


                              INVESTMENT AGREEMENT


         INVESTMENT AGREEMENT, dated as of January 6, 2000 (this "Agreement"), among Equity Resource Fund XVI Limited Partnership, Equity Resource Fund XIX Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Cambridge Fund Limited Partnership, Equity Resource Brattle Fund Limited Partnership, Equity Resource Bridge Fund Limited Partnership, all Massachusetts limited partnerships (each, an "Investor" and collectively, the "Investors"), KRF Company, L.L.C., a Delaware limited liability company ("Berkshire") and KRF3 Acquisition Company, L.L.C., a Delaware limited liability company (the "Company");

         WHEREAS, subject to the terms and conditions contained herein, Berkshire and the Investors wish to enter into the Amended and Restated Limited Liability Company Agreement of the Company in the form attached hereto as Exhibit A (the "LLC Agreement");

         WHEREAS, prior to the date hereof, Berkshire has caused to be contributed to the capital of the Company 10,826 investor limited partnership interests of Fund III (as defined below) (the "Existing Berkshire
Contribution");

         WHEREAS, Berkshire and the Investors wish to make the capital contributions to the Company pursuant to Section 3.1 (Capital Contributions) of the LLC Agreement;

         WHEREAS, to evidence such capital contributions, the Company wishes to issue and sell to the Investors and Berkshire, and the Investors and Berkshire wish to purchase from the Company, the LLC Interests (as defined herein), having the terms and conditions set forth in the LLC Agreement.

         WHEREAS, the Company intends to utilize the proceeds of the issuance of the LLC Interests to consummate a merger with Krupp Realty Fund Ltd.- III, a Massachusetts limited partnership ("Fund III") upon terms and conditions substantially similar to the terms and conditions set forth in the form attached hereto as Exhibit B (the "Merger Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" shall mean, with respect to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person,
(ii) any Person that is an officer of, member of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, member, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, (iv) any Immediate Family Member of the specified Person and (v) any Affiliate of a Person described in subsections (i)-(iv). For the purposes of this definition, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Investment Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Amendment" means the amendment to the Fund III Agreement to permit the Company to enter into the Merger Agreement.

         "Berkshire" has the meaning set forth in the preamble to this Agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the Commonwealth of Massachusetts are authorized or required by law or executive order to close.

         "Capital Contribution" has the meaning set forth in the LLC Agreement. In the case of the Investors, the Capital Contribution shall mean all of the Units owned by them on the Closing Date. In the case of Berkshire, the Capital Contribution shall mean the sum of (a) the Existing Berkshire Contribution and
(b) $954,810 in cash, subject to increase in the sole discretion of Berkshire.

         "Certificate of Formation" means the certificate of formation of the Company, duly filed with the Secretary of State of the State of Delaware.

         "Closing Date" means a Business Day following the Meeting Date designated by the Company as the Closing Date.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Company" has the meaning set forth in the preamble to this Agreement.

         "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Existing Berkshire Contribution" has the meaning set forth in the preamble to this Agreement.

         "Fund III" has the meaning set forth in the preamble to this Agreement.

         "Fund III Agreement" means the Amended Agreement of Limited Partnership of Fund III, dated as of June 1, 1982, as amended from time to time.

         "Governmental Authority" means the government of any country, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Immediate Family Member" means with respect to any person, such person's spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law, or child-in-law.

         "Indemnified Party" and "Indemnified Parties" have the meanings set forth in Section 5.2 (Notification).

         "Investor" or "Investors" has the meaning set forth in the preamble to this Agreement.

         "Investor Representative" has the meaning set forth in Section 8.7(b) to this Agreement (Governing Law; Arbitration).

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

         "LLC Agreement" has the meaning set forth in the preamble to this Agreement.

         "LLC Interests" means the limited liability company interests in the Company, having the terms and conditions set forth in the LLC Agreement.

         "Losses" has the meaning set forth in Section 5.1 (Indemnification).

         "Meeting Date" means the date of the special meeting of the partners of Fund III at which the Amendment and Merger Agreement and the transactions contemplated thereby are considered and voted upon.

         "Member" has the meaning set forth in Section 1.1 (Definitions) of the LLC Agreement.

         "Merger Agreement" has the meaning set forth in the preamble to this Agreement.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Purchased Interests" means the LLC Interests purchased on the Closing Date pursuant to Article 2 (Voting Agreement, Closing Date Transactions and Use of Proceeds) of this Agreement.

         "Requirements of Law" means as to any Person, any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SEC" has the meaning set forth in Section 3.3 of this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations of the Commission promulgated thereunder.

         "Transaction Documents" means collectively, this Agreement, the LLC Agreement and the Voting Agreement.

         "Units" has the meaning set forth in the Fund III Agreement.

         "Voting Agreement" means the Voting Agreement, dated the date hereof, among the parties hereto.

                                    ARTICLE 2

                         VOTING AGREEMENT, CLOSING DATE
                        TRANSACTIONS AND USE OF PROCEEDS
                        --------------------------------

         2.1 Voting Agreement. Simultaneously with the execution hereof, each of the Investors has executed the Voting Agreement relating to the approval of the Amendment and the merger contemplated by the Merger Agreement and the consummation of the transactions contemplated thereby.

         2.2 Closing Date Transactions. Subject to the conditions set forth in
Article 6 (Conditions), the parties hereto covenant and agree that on the Closing Date the following shall occur simultaneously:

                  2.2.1 LLC Agreement. Each of the Investors and Berkshire shall execute and deliver the LLC Agreement;

                  2.2.2 Capital Contributions. Each of the Investors and Berkshire shall make their respective Capital Contributions as provided in
Section 3.1 (Capital Contributions) of the LLC Agreement and Exhibit A thereto; provided, that, Berkshire shall not be required to contribute more than $954,810 in addition to the Existing Berkshire Contribution; and

                  2.2.3 Issuance of LLC Interests. The Company shall issue LLC Interests to each Investor and Berkshire in respect of the Capital Contributions made by it as of such date.

         2.3 Use of Proceeds. As soon as practicable following the Closing Date, the Company shall use the proceeds from the sale of the Purchased Interests, together with other available funds, to consummate the merger of the Company and Fund III upon terms and conditions substantially similar to the terms and conditions set forth in the Merger Agreement, and as otherwise may be required in connection with the ownership and management of the properties acquired thereby and for other limited liability company purposes.


                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY
                        ---------------------------------

         The Company hereby represents and warrants to the Investors and Berkshire as follows:


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                                                                               6


         3.1 Existence and Power. The Company (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (ii) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         3.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the sale, issuance and delivery of the LLC Interests (a) have been duly authorized by all necessary action of the Company, (b) do not contravene the terms of the Certificate of Formation or the LLC Agreement of the Company and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirements of Law applicable to the Company. The Company is not a party to or bound by any agreement which is currently in effect, granting any rights to any Person which are inconsistent with the rights to be granted to the Investors or Berkshire by the Company in the LLC Agreement.

         3.3 Governmental Authorization; Third Party Consents. Except for filings to be made with the Securities and Exchange Commission (the "SEC") and the approval of the Amendment and the merger by the holders of Units of Fund III, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required to be obtained by the Company in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the LLC Interests) by the Company or of any of the Transaction Documents to which it is a party.

         3.4 Binding Effect. This Agreement and each of the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).


                                    ARTICLE 4

                               REPRESENTATIONS AND
                    WARRANTIES OF THE INVESTORS AND BERKSHIRE
                    -----------------------------------------

         Each Investor and Berkshire hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:


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                                                                               7


         4.1 Existence and Power. Such Person (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 Authorization; No Contravention. The execution, delivery and performance by such Person of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Interests,
(a) have been duly authorized by all necessary action by such Person, (b) do not contravene the terms of the organizational documents of such Person, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Person, or any Requirement of Law applicable to such Person, except for such violation, conflict, breach, contravention or Lien which would not have a material adverse effect on the ability of such Person to consummate the transactions contemplated by the Transaction Documents.

         4.3 Governmental Authorization; Third Party Consents. Except for filings to be made with the SEC, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person and no lapse of a waiting period under a Requirement of Law, is necessary or required to be obtained by such Person in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Interests) by such Person.

         4.4 Binding Effect. This Agreement and each of the other Transaction Documents to which such Person is a party have been duly executed and delivered by such Person and constitute the legal, valid and binding obligations of such Person, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The LLC Interests to be acquired by such Person pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such LLC Interests or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state. Such Person understands and agrees that any sale or other disposition of LLC Interests may be made only in compliance with the Securities Act and applicable state securities laws, as then in effect, and the LLC Agreement.

         4.6 Investment Experience; Economic Risk; Accredited Investor. Such Person has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in the Purchased Interests hereunder. Such Person understands that it must bear the economic risk of an investment in the Purchased Interests for an indefinite length of time because the Purchased Interests have not been registered under the Securities Act or any applicable state securities laws. Such Person further understands that the purchase of the Purchased Interests involves a high degree of risk, and that such Person has been given the opportunity to ask questions of and receive answers from the Company regarding the Purchased Interests.


                                    ARTICLE 5

                                 INDEMNIFICATION
                                 ---------------

         5.1 Indemnification. (a) Except as otherwise provided in this Article 5, Berkshire and the Company, severally and not jointly, agree to indemnify, defend and hold harmless the Investors and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgements, assessments, fines, settlements, costs or expenses (including interest, penalties and reasonable fees, disbursements and other charges of counsel) (collectively, "Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Berkshire or the Company contained in this Agreement.

                  (b) Except as otherwise provided in this Article 5, each Investor agrees to indemnify, defend and hold harmless the Company, Berkshire, and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Investor contained in this Agreement.

                  (c) Except as otherwise provided in this Article 5, the Company agrees to indemnify, defend and hold harmless Berkshire, the Investors and their respective Affiliates, officers, directors, agents, employees, subsidiaries, partners, members and controlling persons to the fullest extent permitted by law from and against any Losses based upon or arising out of or otherwise in respect of any litigation commenced by or on behalf of Unitholders relating to the Merger and the transactions contemplated thereby; provided that the Company shall not have any liability to any of the foregoing parties to the extent that any such Loss arises out of or is based upon such parties' fraud, gross negligence, willful malfeasance or conduct that is the subject of a criminal proceeding (where such party has a reasonable cause to believe that such conduct was unlawful). Berkshire shall make capital contributions to the Company in the event the Company is otherwise unable to satisfy such indemnity obligations, which shall constitute additional Capital Contributions of the Managing Member pursuant to Section 3.1(b)(i) of the LLC Agreement.

         5.2 Notification. Each Person entitled to indemnification under this
Article 5 (an "Indemnified Party") shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the indemnifying parties under this Article 5 (the "Indemnifying Parties"), notify the Indemnifying Parties in writing of the commencement thereof. The failure of any Indemnified Party to so notify the Indemnifying Parties of any such action shall not relieve the Indemnifying Parties from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 5 or (b) under this Article 5 unless, and only to the extent that, such failure results in the Indemnifying Parties' forfeiture of substantial rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Parties of the commencement thereof, the Indemnifying Parties shall be entitled to assume the defense thereof at their own expense, with counsel reasonably satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Parties, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Parties and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Parties, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Parties shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties. Each Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Parties shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Article 5 shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

         5.3 Contribution. If and to the extent that the indemnification provided for in Section 5.1 (Indemnification) is unenforceable for any reason, each Indemnifying Party shall make the maximum contribution to the payment and satisfaction of amounts with respect to such Losses that such Indemnifying Party would otherwise be obligated to provide indemnification for pursuant to this
Article 5 as shall be permissible under applicable laws.

                                    ARTICLE 6

                                   CONDITIONS
                                   ----------

         The obligations of the parties to perform the obligations set forth in Sections 2.2 (Closing Date Transactions) and 2.3 (Use of Proceeds) are subject to the fulfillment prior to or on the Closing Date of the following conditions:

         6.1 Notice of the Closing Date. The Company shall have provided at least two (2) Business Days' prior written notice to Berkshire and the Investors of the Closing Date.

         6.2 Merger Agreement Conditions. The conditions set forth in Article VIII of the Merger Agreement shall have been fulfilled or waived by the parties thereto.

         6.3 Compliance with this Agreement. The Company, the Investors and Berkshire shall have performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company, the Investors and Berkshire on or before the Closing Date.


                                    ARTICLE 7

                                   TERMINATION
                                   -----------

         Notwithstanding anything to the contrary contained herein, if the Closing Date shall not have occurred on or prior to August 1, 2000 or Capital Contributions for each Member, as contemplated by the LLC Agreement, are not made by each of the Members of the Company by the close of business on the Closing Date, New York City time, then this Agreement shall terminate and the parties hereto shall have no further obligations hereunder. This Agreement may be terminated by the Berkshire at any time. Notwithstanding the foregoing, no termination of this Agreement shall relieve a party that has breached a representation, warranty or covenant contained herein from liability therefor or from any indemnity obligation arising under Article 5 hereof prior to the date of termination.


                                    ARTICLE 8

                                  MISCELLANEOUS
                                  -------------

         8.1 Survival of Representations and Warranties. All of the representations, warranties and covenants made herein shall survive the execution and delivery of this Agreement, acceptance of the Purchased Interests and payment therefor.

         8.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by telecopier, courier service, overnight mail or personal delivery:

                  (a)  if to an Investor:

                          c/o Equity Resources Group, Inc.
                          14 Story Street
                          Cambridge, Massachusetts 02138
                          Attention: Eggert Dagbjartsson

                          with a copy to:

                          Holland & Knight LLP
                          One Beacon Place
                          Boston, Massachusetts  02108
                          Attention:  Benjamin Volinski, Esq.

                  (b)  if to the Company or Berkshire:

                          c/o The Berkshire Group
                          One Beacon Street, Suite 1500
                          Boston, Massachusetts 02108
                          Attention: David Quade

                          with copies to:

                          The Berkshire Group
                          One Beacon Street, Suite 1500
                          Boston, Massachusetts 02108
                          Attention:  Scott Spelfogel, Esq.

                          Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                          New York, New York 10019
                          Attention:  James M. Dubin

         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         8.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither the Company, Berkshire nor the Investors may assign any of their respective rights under this Agreement, without the written consent of the other parties.

         8.4 Amendment and Waiver.

                  (a) Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Investors from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company, Berkshire and the Investors, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  (b) Waiver. No failure or delay on the part of the Company or the Investors in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Investors at law, in equity or otherwise.

         8.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         8.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         8.7 Governing Law; Arbitration. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

                  (b) Any dispute arising hereunder shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") by a single arbitrator who is mutually agreeable to Berkshire and the Investors (who shall be represented by Equity Resources Group, Incorporated (the "Investors' Representative"). If Berkshire and the Investors' Representative are unable to agree upon an arbitrator, an arbitrator shall be selected in accordance with the AAA Rules. Any judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. All proceedings in any such arbitration shall be conducted in Boston, Massachusetts. Jurisdiction of such arbitrator shall be exclusive as to disputes between Berkshire and the Investors relating to this Agreement, and Berkshire and the

Investors agree that this agreement to arbitrate shall be specifically enforceable under the laws of Delaware. Neither Berkshire nor any Investor (including the Investors' Representative) shall have the right to appeal the arbitrator's decision or otherwise to submit a dispute relating to this Agreement to a court of law. With respect to matters submitted to arbitration, each of Berkshire and the Investors shall bear its own respective costs, fees and expenses (including reasonable fees, expenses and disbursements of attorneys) in connection with such arbitration. Berkshire, on the one hand, and the Investors, collectively, on the other hand, shall each pay one-half of the total costs, fees and expenses of the arbitrator.

         8.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         8.9 Entire Agreement. This Agreement, the LLC Agreement and the Voting Agreement, together with the exhibits hereto or thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the LLC Agreement and the Voting Agreement together with the exhibits attached hereto or thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         8.10 No Third Party Beneficiaries. Nothing contained in this Agreement (other than the provisions of Article 5 (Indemnification)) express or implied, is intended to or shall confer upon anyone other than the parties (and their successors and permitted assigns) any right, benefit or remedy of any nature whatsoever under or by reason of any Transaction Documents.

         8.11 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                   Remainder of Page Intentionally Left Blank

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized persons on the date first above written.


                              KRF3 ACQUISITION COMPANY, L.L.C.

                              By:  KRF Company, L.L.C.,
                                   its managing member

                              By: The Krupp Family Limited Partnership-94, its sole member


                              By:  /s/ Douglas Krupp
                                   ----------------------------------------
                                   Douglas Krupp
                                   General Partner

                              KRF COMPANY, L.L.C.

                              By: The Krupp Family Limited Partnership-94, its sole member


                              By:  /s/ Douglas Krupp
                                   ----------------------------------------
                                   Douglas Krupp
                                   General Partner

                              EQUITY RESOURCE CAMBRIDGE FUND
                              LIMITED PARTNERSHIP
                              EQUITY RESOURCE GENERAL FUND
                              LIMITED PARTNERSHIP
                              EQUITY RESOURCE FUND XVI LIMITED
                              PARTNERSHIP
                              EQUITY RESOURCE FUND XIX LIMITED
                              PARTNERSHIP
                              EQUITY RESOURCE BRATTLE FUND
                              LIMITED PARTNERSHIP
                              EQUITY RESOURCE BRIDGE FUND LIMITED
                              PARTNERSHIP


                              By:  EQUITY RESOURCES GROUP,
                                   INCORPORATED,
                                   as general partner of each of the foregoing


                                   By:  /s/ Eggert Dagbjartsson
                                        -----------------------------------
                                        Eggert Dagbjartsson
                                        Executive Vice President

                                                                       EXHIBIT A
                                                                       ---------


================================================================================





                         ------------------------------


                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        KRF3 ACQUISITION COMPANY, L.L.C.
                     (A Delaware Limited Liability Company)


                         ------------------------------



                          Dated as of [________], 2000





================================================================================

                                                                            Page
                                                                            ----


                        KRF3 ACQUISITION COMPANY, L.L.C.

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE 1      GENERAL PROVISIONS ...........................................  1
     1.1       Definitions ..................................................  1
     1.2       Name .........................................................  9
     1.3       Principal Office .............................................  9
     1.4       Registered Office and Registered Agent .......................  9
     1.5       Term .........................................................  9
     1.6       Purpose and Power ............................................  9

ARTICLE 2      MANAGEMENT; LIABILITY OF MEMBERS;
               EXPENSES ..................................................... 10
     2.1       Rights and Duties of the Managing Member ..................... 10
     2.2       Rights and Duties of the Additional Members .................. 12
     2.3       Expenses ..................................................... 13
     2.4       Officers ..................................................... 13

ARTICLE 3      CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
               DISTRIBUTIONS; ALLOCATIONS ................................... 13
     3.1       Capital Contributions ........................................ 13
     3.2       Capital Accounts ............................................. 15
     3.3       Distributions ................................................ 16
     3.4       Allocations .................................................. 17
     3.5       Special Allocations .......................................... 18
     3.6       Tax Withholding; Withholding Advances ........................ 20

                                                                            Page
                                                                            ----

ARTICLE 4      LIABILITY; INDEMNIFICATION ................................... 21
     4.1       Limited Liability of Members ................................. 21
     4.2       Qualification ................................................ 22
     4.3       Liability to Members ......................................... 22
     4.4       Indemnification .............................................. 22

ARTICLE 5      CONSENTS; VOTING; MEETINGS ................................... 24
     5.1       Method of Giving Consent ..................................... 24
     5.2       Meetings ..................................................... 24
     5.3       Quarterly Meetings ........................................... 24

ARTICLE 6      REPORTS TO MEMBERS; CONFIDENTIALITY .......................... 24
     6.1       Books of Account ............................................. 24
     6.2       Reports ...................................................... 25
     6.3       Accounting Basis ............................................. 25
     6.4       Tax Matters .................................................. 25
     6.5       Confidentiality .............................................. 25

ARTICLE 7      ADDITIONAL MEMBERS; TRANSFER;
               WITHDRAWAL ................................................... 26
     7.1       Additional Members ........................................... 26
     7.2       Transfer ..................................................... 26
     7.3       Death, Incompetence, Bankruptcy or Liquidation of an
               Additional Member ............................................ 27
     7.4       Withdrawals .................................................. 27
     7.5       Continuation ................................................. 27

ARTICLE 8      DISSOLUTION; WINDING UP; TERMINATION ......................... 27
     8.1       Dissolution .................................................. 27
     8.2       Winding Up and Termination ................................... 28
     8.3       Assets Reserved and Pending Claims ........................... 30

ARTICLE 9      AMENDMENTS; WAIVER; POWER OF ATTORNEY ........................ 31
     9.1       Amendments; Waiver ........................................... 31
     9.2       Power of Attorney ............................................ 32

ARTICLE 10     MISCELLANEOUS ................................................ 33
     10.1      Investment Representations ................................... 33
     10.2      Successors and Assigns ....................................... 34
     10.3      No Waiver .................................................... 34
     10.4      Survival of Certain Provisions ............................... 34

     10.5      Notices ...................................................... 34
     10.6      Severability ................................................. 35
     10.7      Counterparts ................................................. 35
     10.8      Headings, Etc. ............................................... 35
     10.9      Gender ....................................................... 35
     10.10     No Right to Partition ........................................ 35
     10.11     No Third Party Rights ........................................ 35
     10.12     Entire Agreement ............................................. 35
     10.13     Rule of Construction ......................................... 35
     10.14     Authority .................................................... 36
     10.15     Reliance ..................................................... 36
     10.16     Applicable Law ............................................... 36

EXHIBITS

Exhibit A      Members of KRF3 Acquisition Company, L.L.C.

                                                                       EXHIBIT A
                                                                       ---------


                        KRF3 ACQUISITION COMPANY, L.L.C.


         AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement"), dated as of [________], 2000 of KRF3 ACQUISITION COMPANY, L.L.C. (the "Company") by and among KRF Company, L.L.C., a Delaware limited liability company, as the managing member of the Company (the "Managing Member"), and those Persons (as defined herein) who have executed this Agreement as additional members of the Company (each, an "Additional Member" and together with the Managing Member, the "Members").

         WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Act (as defined herein) by the filing by the Managing Member of a Certificate of Formation on behalf of the Company (the "Certificate") with the Secretary of State of the State of Delaware on May 10, 1999;

         WHEREAS, the Managing Member entered into a limited liability company agreement for the Company dated as of May 10, 1999 (the "Initial Agreement"); and

         WHEREAS, the Persons listed on Exhibit A hereto under the heading "Additional Members" will be admitted to the Company as Additional Members as of the date hereof and the Members wish to amend and restate the Initial Agreement in its entirety;

         NOW, THEREFORE, the Managing Member and the Additional Members, in consideration of their mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, mutually covenant and agree as follows:


                                    ARTICLE 1

                               GENERAL PROVISIONS

         1.1 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

         "Additional Cash Determination" shall have the meaning set forth in
Section 3.1(b)(ii) (Additional Capital Contributions).

         "Additional Members" shall mean each Person whose name is listed on Exhibit A hereto under the heading "Additional Members," and any Additional Members and any substituted Members admitted to the Company in accordance with
Section 7.1 (Additional Members) and 7.2(a) (Conditions to Transfer).

         "Affiliate" shall mean, with respect to any Person, (i) any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person,
(ii) any Person that is an officer of, member of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, member, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, (iv) any Immediate Family Member of the specified Person and (v) any Affiliate of a Person described in subsections (i)-(iv). For the purposes of this definition, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" shall mean this Amended and Restated Limited Liability Company Agreement, as amended from time to time.

         "Available Cash" shall mean, for any quarterly period or such other period for which computation may be appropriate, the excess, if any, of:

         (a) the sum of

                  (i) the amount of all of the cash receipts of the Company during such period from whatever source; and

                  (ii) any cash reserves of the Company existing at the start of such period;

reduced by

         (b) the sum of

                  (i) all cash amounts paid or payable (without duplication) in such period on account of expenses and capital expenditures incurred in connection with the Company's business and approved in accordance with the provisions of this Agreement (including, without limitation, general operating expenses, taxes, amortization or interest on any debt of the Company; and

                  (ii) such cash reserves as may be required for capital expenditures, working capital and future needs of the Company in an amount reasonably determined by the Managing Member.

         "Bankruptcy" shall mean the occurrence of any event specified in
Section 8.1(g) (Dissolution) with respect to the Managing Member.

         "Capital Account" shall have the meaning set forth in Section 3.2(a) (Maintenance of Capital Accounts).

         "Capital Contribution" shall mean, with respect to each Member, the amount of cash or other property contributed (or deemed to be contributed) by such Member to the capital of the Company from time to time pursuant to Section
3.1 (Capital Contributions).

         "Certificate" shall have the meaning set forth in the recitals.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Company" shall mean KRF3 Acquisition Company, L.L.C., a Delaware limited liability company.

         "Company Minimum Gain" shall mean "partnership minimum gain" as such term is defined in Regulation section 1.704-2(b)(2) and 1.704-2(d).

         "Confidential Information" shall have the meaning set forth in Section
6.5 (Confidentiality).

         "Consenting Member" shall have the meaning set forth in Section 5.1(a) (Written Approval).

         "Delaware Act" shall mean the Delaware Limited Liability Company Act (Del. Code Ann. tit. 6ss. 18-101 et seq.), as amended from time to time, and any successor to such Act.

         "Depreciation" shall mean, with respect to any Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for U.S. federal income tax purposes, except that if the Gross Asset

Value of the asset differs from its adjusted tax basis, Depreciation shall be determined in accordance with the methods used for U.S. federal income tax purposes and shall equal the amount that bears the same ratio to the Gross Asset Value of such asset as the depreciation, amortization or other cost recovery deduction computed for U.S. federal income tax purposes with respect to such asset bears to the adjusted U.S. federal income tax basis of such asset; provided, however, that if any such asset that is depreciable or amortizable has an adjusted tax basis of zero, the rate of Depreciation shall be as determined by the Managing Member.

         "Dissolution Event" shall have the meaning set forth in Section 8.1 (Dissolution).

         "Existing Managing Member Contribution" shall have the meaning set forth in Section 3.1(a).

         "Financing" shall mean the loan facilities available to the Company, obtained by the Managing Member or its Affiliates, in the amount necessary to finance, together with the Capital Contributions of the Members hereto, the Merger contemplated by the Merger Agreement and to refinance the indebtedness of Fund III.

         "Fiscal Year" shall mean each fiscal year of the Company (or portion thereof), which shall end on December 31; provided, however, that upon Termination of the Company, "Fiscal Year" shall mean the period from the January 1 immediately preceding such Termination to the date of such Termination.

         "Fund III" shall have the meaning set forth in Section 1.6 (Purpose and Power).

         "Fund III Agreement" shall mean the Amended Agreement of Limited Partnership of Fund III, dated as of June 1, 1982, as amended from time to time.

         "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for U.S. federal income tax purposes, except that

                  (i) the Gross Asset Value of any asset contributed to the Company shall be its gross fair market value (as determined by the Managing Member) at the time such asset is contributed or deemed contributed for purposes of computing Capital Accounts;

                  (ii) upon a contribution of money or other property to the Company by a new or existing Member as consideration for an interest in the Company and upon a distribution of money or other property to a retiring or continuing Member as consideration for an interest in the Company, the Gross Asset Value of all of the assets of the Company shall be adjusted to equal their respective gross fair market values (as determined by the Managing Member), to the extent such adjustment is determined by the Managing Member to be necessary or appropriate to reflect the Members' relative Interests in the Company;

                  (iii) the Gross Asset Value of any asset distributed in kind to any Member shall be the gross fair market value of such asset (as determined by the Managing Member) on the date of such distribution; and

                  (iv) the Gross Asset Value of any asset determined pursuant to clauses (i) or (ii) above shall thereafter be adjusted from time to time by the Depreciation taken into account with respect to such asset for purposes of determining Net Income or Net Loss.

         "Immediate Family Member" means with respect to any person, such person's spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law, or child-in-law.

         "Initial Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "Interest" shall mean, with respect to any Member, as of any date, the fraction, expressed as a percentage, the numerator of which is such Member's Capital Contributions and the denominator of which is the sum of the Capital Contributions of all Members.

         "Investment Agreement" shall mean the Investment Agreement among the Company, Equity Resource Fund XVI Limited Partnership, Equity Resource Fund XIX Limited Partnership, Equity Resource General Fund Limited Partnership, Equity Resource Cambridge Fund Limited Partnership, Equity Resource Brattle Fund Limited Partnership, Equity Resource Bridge Fund Limited Partnership and KRF Company, L.L.C., dated as of January 6, 2000.

         "Investor Limited Partner" shall have the meaning set forth in the Fund III Agreement.

         "Liabilities" shall have the meaning set forth in Section 4.4(a) (Indemnification of Protected Persons).

         "Managing Member" shall have the meaning set forth in the preamble to this Agreement.

         "Member Nonrecourse Debt" shall mean "partner nonrecourse debt" as such term is defined in Regulation section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" shall mean an amount with respect to each Member Nonrecourse Debt equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability (as defined in Regulation section 1.752-1(a)(2)) determined in accordance with Regulation section 1.704-2(i)(3).

         "Member Nonrecourse Deduction" shall mean "partner nonrecourse deduction" as such term is defined in Regulation section 1.704-2(i)(2).

         "Members" shall mean the Managing Member and the Additional Members, and "Member" shall mean any of the Members.

         "Merger" shall mean the merger of the Company and Fund III under the Merger Agreement.

         "Merger Agreement" shall mean the Agreement and Plan of Merger to be executed by the Company and Fund III substantially in the form of Exhibit C to the Investment Agreement.

         "Net Income" or "Net Loss" shall mean, for any Fiscal Year (or portion thereof), the net income, gain or loss of the Company during such Fiscal Year (or portion thereof), as determined for United States federal income tax purposes, with the following adjustments:

                  (i) Such taxable income or loss shall be increased by the amount, if any, of tax-exempt income received or accrued by the Company;

                  (ii) Such taxable income or loss shall be reduced by the amount, if any, of all expenditures of the Company described in Section 705(a)(2)(B) of the Code, including expenditures treated as described therein under Regulations section 1.704(b)(2)(iv)(i);

                  (iii) If the Gross Asset Value of any asset is adjusted pursuant to clause (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account, immediately prior to the event giving rise to such adjustment, as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (iv) Gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that such Gross Asset Value differs from the adjusted tax basis of such asset; and

                  (v) In lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year.

         "Nonrecourse Deductions" shall have the meaning set forth in Regulation section 1.704-2(b).

         "Person" shall mean an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

         "Prime Rate" shall mean the rate of interest published from time to time in The Wall Street Journal, Eastern Edition and designated as the prime rate.

         "Properties" means any real estate, buildings, improvements, fixtures and related personal property acquired by the Company in connection with the Merger or otherwise.

         "Property Management Agreement" shall mean the Property Management Agreements in effect on the date hereof between Fund III and BRI OP Limited Partnership.

         "Proposed Transfer" shall have the meaning set forth in Section 6.5 (Confidentiality).

         "Protected Person" shall mean: (i) the Managing Member, any Additional Member and their respective members, board members and officers; (ii) any officer, director, partner, member, employee, stockholder or Specified Agent of the Managing Member or any Additional Member; and (iii) any Person who serves at the request of the Managing Member hereunder on behalf of the Company as an officer, director, partner, member or employee of any other Person.

         "Rate of Return" shall mean, with respect to any interest in the Company held by any Member, a cumulative, semiannually compounded return on all Capital Contributions made or deemed to have been made by such Member with respect to such Member's interest in the Company (and accrued but unpaid return at the specified rate outstanding from time to time) at a rate per annum as specified. A Member shall be deemed to have received a specified Rate of Return with respect to such Member's interest in the Company when such Member has received an amount equal to an annual return on the total Capital Contributions made from time to time by such Member in respect of such Member's interest in the Company equal to the specified percentage calculated commencing on the date such Capital Contributions are made or are deemed to have been made and compounded semiannually to the extent not paid on a current basis, taking into account the timing and amounts of all previous distributions by the Company to such Member. For purposes of computing such Rate of Return, distributed amounts shall be applied in accordance with Section 3.3(a)(ii) (Distributions -- General).

         "Regulations" shall mean the regulations promulgated under the Code.

         "Regulatory Allocations" shall have the meaning set forth in Section 3.5(g)(i) (Curative Allocations).

         "Representatives" shall have the meaning set forth in Section 6.5 (Confidentiality).

         "Required Additional Members" shall mean Additional Members holding at least 51% of the aggregate Interests held by all Additional Members.

         "Securities Act" shall have the meaning set forth in Section 10.1 (Investment Representations).

         "Specified Agent" shall mean any agent of any Person that is designated in writing by the Managing Member as a "Specified Agent" of the Company entitled to the protection of Sections 4.3 (Liability to Members) and 4.4
(Indemnification).

         "Termination" shall mean the date of the cancellation or withdrawal of the Certificate following the end of the Winding Up Period by the filing of a Certificate of Cancellation of the Company in the Office of the Secretary of State of the State of Delaware.

         "Transfer" shall have the meaning set forth in Section 7.2(a).

         "Units" shall mean investor limited partnership interests in Fund III.

         "Winding Up Period" shall mean the period from the Dissolution Event to the Termination of the Company.

         "Withholding Advances" shall have the meaning set forth in Section 3.6(b) (Withholding Advances--General).


         1.2 Name. The name of the Company is "KRF3 Acquisition Company, L.L.C." The Company's business may be conducted under any other name or names deemed advisable by the Managing Member; provided, however, that (a) the words "Limited Liability Company" or the abbreviation "L.L.C." or "LLC" shall be included in the name where necessary to comply with the laws of any jurisdiction that so requires and (b) the name shall not contain any word or phrase indicating or implying that it is organized other than for a purpose stated herein. The Managing Member shall give prompt notice of any name change to each Additional Member.

         1.3 Principal Office. The principal office of the Company is at One Beacon Street, Suite 1500, Boston, Massachusetts, 02108, or such other place in the United States as may from time to time be designated by the Managing Member. The Company shall keep its books and records at its principal office. The Managing Member shall give prompt notice to each Additional Member of any change in the location of the Company's principal office.

         1.4 Registered Office and Registered Agent. The street address of the registered office of the Company in the State of Delaware is at 1013 Centre Road, Wilmington, Delaware 19805 or such other place in the State of Delaware as may from time to time be designated by the Managing Member in accordance with the Delaware Act, and the Company's registered agent at such address is Corporation Service Company.

         1.5 Term. The Company was formed on May 10, 1999 and shall continue its regular business activities until the occurrence of a Dissolution Event as described in Section 8.1 (Dissolution).

         1.6 Purpose and Power.

                  (a) Purpose. The Company is organized for the purposes of (i) merging with Krupp Realty Fund Ltd.-III, a Massachusetts limited partnership ("Fund III"); (ii) investing in, maintaining, operating, leasing, improving, holding, encumbering, selling, managing and otherwise dealing with the Properties; (iii) sharing the profits and losses therefrom; (iv) engaging in activities incidental or ancillary thereto; and (v) carrying on any lawful business, purpose or activity permitted under the Delaware Act. Without the consent of all the Members, the Company shall not engage in any business other than those described in clauses (i), (ii), (iii) and (iv) above.

                  (b) Power. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Managing Member pursuant to this Agreement, including, without limitation, those powers set forth in Section 2.1 (Rights and Duties of the Managing Member). The Company, or the Managing Member on behalf of the Company, may enter into and perform agreements relating to the organization of the Company, without any further act, vote or approval of any Additional Member, notwithstanding any other provision of this Agreement.


                                    ARTICLE 2

                   MANAGEMENT; LIABILITY OF MEMBERS; EXPENSES

         2.1 Rights and Duties of the Managing Member. Except as otherwise expressly provided herein, the management and operation of the Company shall be vested exclusively in the Managing Member, who shall have the power on behalf of and in the name of the Company to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, appropriate, proper, advisable, incidental or convenient thereto. Except as otherwise expressly provided herein, the Managing Member shall have, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Company, all rights and powers of a manager of a limited liability company under the Delaware Act necessary or convenient to carry out the purposes of the Company. Without limiting the foregoing, and except as otherwise expressly provided in this Agreement, the Managing Member is hereby authorized and empowered in the name of and on behalf of the Company:

                  (a) to acquire, improve, mortgage, hold, sell, exchange, divide, combine and otherwise transact business with respect to the Properties and to engage in activities incidental or ancillary to such transactions; and to execute and deliver in the name of the Company any and all instruments necessary or desirable to effectuate such transactions;

                  (b) to make temporary investments of the funds of the Company in all types of securities, including, without limitation, United States government and agency securities, interest-bearing deposits in United States banks, certificates of deposit, securities issued by or on behalf of states, municipalities and their instrumentalities (the interest from which is exempt from federal income tax), prime-grade commercial paper, repurchase agreements with respect to any of the foregoing, prior to long-term investment or pending cash distributions to the Members;

                  (c) to employ, retain or consult, or terminate the services of, such Persons as it shall deem advisable, including, without limitation, brokers, attorneys, accountants, actuaries or specialists in any field of endeavor whatsoever, including, without limitation, engineers, contractors, appraisers, consultants, advisors, artisans and workmen;

                  (d) to deposit and withdraw the funds of the Company in the name of the Company in any bank or trust company and to entrust to such bank or trust company any of the investments, monies, documents and papers belonging to or relating to the Company; to deposit in and entrust to any brokerage firm that is a member of any national securities exchange any of said funds, investments, monies, documents and papers belonging to or relating to the Company; or to enter into custodial arrangements with any Person with respect to the assets of the Company;

                  (e) to invest, pay, retain and distribute the Company's funds in a manner consistent with the provisions of this Agreement, including, without limitation, to make distributions to the Members in cash, in kind or otherwise;

                  (f) to borrow monies and incur liabilities on behalf of the Company to the extent permitted by this Agreement (including, without limitation, pursuant to 3.1(b) hereof) and in connection therewith to issue, accept, endorse and execute promissory notes, guarantees, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebted ness, and to secure the payment of any of the foregoing by pledge, conveyance or assignment in trust of the whole or any part of the property of the Company whether at the time owned or thereafter acquired, and to pay or prepay any such obligations;

                  (g) to set aside funds for reasonable reserves, reasonably anticipated contingencies and reasonable working capital, including, without limitation, for normal repairs and replacements related to the Properties;

                  (h) to make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss and deduction, and as to all other relevant matters, as the Managing Member deems necessary, appropriate or advisable, including, without limitation, elections referred to in Section 754 of the Code, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company;

                  (i) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment in respect of claims against the Company and to execute all documents and make all representations, admissions and waivers in connection therewith;

                  (j) to enter into, make and perform all contracts, agreements, instruments, including the Merger Agreement, and other undertakings as the Managing Member may determine to be necessary, advisable or incidental to the carrying out of the foregoing objects and purposes, including, without limitation, deeds, mortgages, leases and other documents of title or conveyance;

                  (k) to admit Additional Members to the Company in accordance with Section 7.1 (Additional Members); and

                  (l) to take all actions that may be necessary or appropriate in furtherance of any of the foregoing or for the continuation of the Company's valid existence as a limited liability company under the Delaware Act and of each other jurisdiction in which such action is necessary to protect the limited liability of the Additional Members or to enable the Company to conduct the business in which it is engaged.

         2.2 Rights and Duties of the Additional Members.

                  (a) General. The Additional Members shall have no right to, and shall not, take part in the management or control of the Company's business or act for or bind the Company; provided, that the Additional Members shall have all of the rights, powers and privileges granted to the Additional Members in this Agreement and, where not inconsistent with the terms of this Agreement, under the Delaware Act.

                  (b) Property Management Agreement. The Managing Member shall not consent to any amendment to the Property Management Agreement that materially increases the liabilities or obligations of the Company without the consent of the Required Additional Members.

                  (c) Right to Force Sale of Properties. Upon the written request of the Required Additional Members delivered to the Managing Member during the period commencing on the fifth anniversary of the Merger and ending on the 180th day after such anniversary, the Managing Member shall use its good faith efforts to sell all of the Properties then owned by the Company at their fair market value within a reasonable period of time from receipt of such request Property.

                  (d) Merger Agreement. Notwithstanding any other provision of this Agreement, the Additional Members are deemed to have consented to the Merger Agreement by execution of this Agreement or appropriate supplement.

         2.3 Expenses. The Company shall pay or reimburse the Managing Member for its payment of (i) any and all costs and expenses incurred by the Managing Member, its members and agents in connection with the management of the Company and its assets, including, but not limited to, an annual fee of $100,000, payable in advance, for time devoted to the management of the Company and its assets by employees of the Managing Member or its Affiliates (such fee to be (A) equitably adjusted in the event the Properties are sold by the Company and (B) in addition to all amounts payable under the Property Management Agreement);
(ii) a fee equal to 0.25% of the gross amount of any proceeds from the financing, refinancing or sale of the Properties or similar extraordinary transaction; (iii) any and all taxes and governmental charges that may be incurred or payable by the Company; (iv) any and all insurance premiums or expenses incurred by the Company in connection with the activities of the Company; (v) any and all expenses (including legal fees and expenses) incurred to enable the Company to comply with any law or regulation related to the activities of the Company or incurred in connection with any litigation or governmental inquiry, investigation or proceeding involving the Company, including the amount of any judgments, settlements or fines paid in connection therewith, except, however, to the extent such expenses or amounts have been determined to be excluded from the indemnification provided for in Section 4.4 (Indemnification); and (vi) any and all expenses related to the Company's indemnification obligations pursuant to Section 4.4 (Indemnification). Nothing in this Section 2.3 (Expenses) shall require the Managing Member to make any payment described above on behalf of the Company.

         2.4 Officers. The day-to-day operations of the Company shall be the responsibility of the officers of the Company, who shall be designated and appointed by, and shall have the powers delegated to it by, the Managing Member.


                                    ARTICLE 3

                    CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
                           DISTRIBUTIONS; ALLOCATIONS

         3.1 Capital Contributions.

                  (a) Initial Capital Contribution. As of the date hereof, the Managing Member has caused to be contributed 10,826 Units, constituting all of the Units owned by the Company (the "Existing Managing Member Contribution") to the capital of the Company. On the date hereof or such later date as determined by the Managing

Member, (i) the Managing Member shall have contributed (or shall have caused to have been contributed) $954,810 in cash to the capital of the Company, or such lesser amount, when added to the Financing, the Existing Managing Member Contribution and the Capital Contributions of the Additional Members, as is sufficient to consummate the Merger and to refinance the indebtedness of Fund III, and (ii) the Additional Members shall have contributed to the Company all of the Units owned by them. In the event that an amount in excess of $954,810 is necessary to consummate the Merger and to refinance the indebtedness of Fund III, the Managing Member shall have the right, but shall not be required, to contribute such additional amount. Set forth on Exhibit A opposite each Member's name as such Member's initial Capital Contribution is (i) in the case of the Managing Member, (A) the Existing Managing Member Contribution (the value of which shall be equal to the product of the number of Units previously contributed by the Managing Member and the per Unit consideration paid to the holders in the Merger) and (B) the amount of cash to be contributed by the Managing Member on the date hereof, and (ii) in the case of each Additional Member, the number of Units to be contributed by such Additional Member on the date hereof and the contribution value per Unit, which value shall be equal to the consideration paid to the holders of Units in the Merger.

                  (b) Additional Capital Contributions; Loans.

                           (i) The Managing Member shall pay any and all costs and expenses incurred on behalf of the Company in connection with (A) the organization of the Company and the preparation of this Agreement and the Investment Agreement, including, without limitation, fees, costs and expenses payable to attorneys, accountants, consultants and custodians; (B) the proxy solicitation; (C) the meeting of Unitholders to consider the Merger and (D) satisfaction of the Company's indemnification obligations pursuant to Section 4.4(iv). All such payments shall constitute additional Capital Contributions of the Managing Member and the Members' Interests shall be adjusted to reflect the changes in relative Capital Contributions of the Members resulting from such payments.

                           (ii) The Members shall not be obligated to make additional capital contributions to the Company except as provided in
         Section 4.1(b) (Return of Previously Distributed Amounts) and, with respect to the Managing Member, except as also provided in Section 3.1(b)(i). Upon a determination by the Managing Member that additional cash is required by the Company for capital improvements to, or rehabilitation of, the Properties (an "Additional Cash Determination"), the Managing Member shall use good faith efforts to satisfy such cash requirements utilizing available cash of the Company and/or with the proceeds from a refinancing of the Properties. In the event such actions are not reasonably likely to meet the Company's cash requirements, each

         Member shall have the right to make an additional Capital Contribution in an amount equal to (but not less than) its proportionate share (determined by reference to the ratio of such Member's Interests to the Interests of all Members who actually make such additional Capital Contribution) of any such additional cash requirement. With respect to each Additional Cash Determination, if any Member declines to make such an additional Capital Contribution, (A) the other Members may elect to make a Capital Contribution equal to the unfunded amount (determined on a pro rata basis) thereof and (B) the Members' Interests shall be adjusted to reflect the changes in the relative Capital Contributions of Members resulting from such Capital Contributions.

                           (iii) With respect to any Additional Cash
         Determination not funded pursuant to Section 3.1(b)(ii) above, the Managing Member may elect to lend funds to the Company in the amount of such deficiency with the consent of the Required Additional Members (which consent shall not unreasonably be withheld). Any loans to the Company pursuant to this Section (b)(iii) shall not constitute a Capital Contribution to the Company and shall not affect a Member's Interest in the Company. Any loans to the Company authorized in accordance with this Section 3.1(b)(iii) shall be evidenced by a promissory note and shall be payable to the lender at an interest rate of twelve percent (12%) per annum, compounded quarterly and shall have such other terms as determined by the Managing Member, in its sole discretion.

                  (c) Interests of the Members. The initial Interest of each Member of the Company shall be the percentage set forth opposite such Member's name on Exhibit A. Exhibit A shall be promptly amended to reflect changes of Interests resulting from any additional capital contributions in accordance with
Section 3.1(b) (Additional Capital Contributions) or the admission or substitution of any Additional Members to the Company in accordance with Sections 7.1 (Additional Members) and 7.2 (Transfer), respectively.

                  (d) No Withdrawal; Return of Contributions. Except as otherwise expressly provided in this Agreement, no Member shall have the right to withdraw capital from the Company, to receive interest on such Member's Capital Contributions or to receive any distribution or return of such Member's Capital Contributions.

         3.2 Capital Accounts.

                  (a) Maintenance of Capital Accounts. The Company shall maintain a "Capital Account" for each Member on the books of the Company in accordance with the following provisions:

                           (i) Each Member's Capital Account shall be increased by the amount of: (A) such Member's Capital Contributions pursuant to
         Section 3.1 (Capital Contributions); (B) any Net Income or other item of income or gain allocated to such Member pursuant to Section 3.4 (Allocations) or Section 3.5 (Special Allocations); and (C) Company liabilities, if any, assumed by such Member or secured, in whole or in part, by any Company assets that are distributed to such Member.

                           (ii) Each Member's Capital Account shall be decreased by the amount of: (A) cash and the fair market value on the date of distribution of any other Company property distributed to such Member pursuant to Section 3.3 (Distributions) and Section 8.2 (Winding Up and Termination); (B) any Net Loss or other item of loss or deduction allocated to such Member pursuant to Section 3.4 (Allocations) or
         Section 3.5 (Special Allocations); and (C) liabilities, if any, of such Member assumed by the Company, other than liabilities for which the Company is required to reimburse such Member hereunder or otherwise.

                  (b) Succession to Capital Accounts. In the event any Person becomes a substituted Member in accordance with the provisions of Section 7.2(a) (Conditions to Transfer), such substituted Member shall succeed to the Capital Account of the transferor Member to the extent such Capital Account relates to the transferred interest (or portion thereof).

         3.3 Distributions.


                  (a) General.

                           (i) Distributions shall be made in cash. The Managing Member shall establish reserves for working capital, contingencies or other items and for the satisfaction of liabilities (including contingent liabilities) of the Company. Subject to such reserves, distributions of Available Cash (subject to all restrictions in the definitions of such term) shall be made to the Members by the Managing Member on behalf of the Company in accordance with clause (ii) below.

                           (ii) Available Cash to be distributed to the Members pursuant to this Section 3.3(a)(ii) (Distributions -- General) shall be apportioned among the Members in accordance with their respective Interests. Amounts so apportioned to the Managing Member shall be distributed to the Managing Member. Amounts so apportioned to each Additional Member shall be allocated between such Additional Member and the Managing Member and distributed as follows (and the calculations described in the following clauses shall be made as of the date of each distribution, on a cumulative basis), subject to the other terms of this Article 3:

                           (A) First, to such Additional Member until such
                  Member has received, taking into account the amount and timing of all prior distributions under this Section 3.3(a)(ii) (Distributions -- General) and all prior Capital Contributions made pursuant to Section 3.1 (Capital Contributions) by such Additional Member, a Rate of Return on its aggregate Capital Contributions compounded semiannually to the extent not paid on a semiannual basis, equal to twelve percent (12%) per annum;

                           (B) Next, to such Additional Member until such
                  Additional Member has received an amount equal to its aggregate Capital Contributions; and

                           (C) Thereafter, twenty percent (20%) to the Managing
                  Member and eighty percent (80%) to such Additional Member.

                  (b) Timing. Distributions shall be made within 45 days after the completion of the first half of each Fiscal Year. Within 90 days after the end of each Fiscal Year, the Company's profits/income for the year shall be determined and after giving effect to the amount of profits/income previously distributed, the remainder will then be distributed in accordance with Section 3.3(a) (Distributions -- General) above.

                  (c) Distributions to Persons on Company Records. Any distribution by the Company pursuant to the terms of this Section 3.3 or Section
8.2 (Winding Up and Termination) to the Person shown on the Company's records as a Member or to its legal representatives, or to the assignee to the right to receive such distributions as provided herein, shall acquit the Company and the Managing Member of all liability to any other Person who may be interested in such distribution by reason of any other assignment or transfer of such Member's interest in the Company for any reason (including an assignment or transfer thereof by reason of death, incompetence, bankruptcy or liquidation of such Member).

         3.4 Allocations.

                  (a) Net Income. Net Income for each Fiscal Year (or portion thereof) shall be allocated among the Members (after giving effect to the allocations contained in Sections 3.4(c) (Tax Allocations) and 3.5(c) (Gross Income Allocation) first to the extent Net Loss has been allocated to the Members pursuant to Section 3.4(b) (Net Loss) and thereafter as nearly as possible in the manner that distributions would be made pursuant to Section 3.3(a) (Distributions -- General) (other than returns of capital)).

                  (b) Net Loss. The Company shall allocate Net Loss first to offset previous allocations of Net Income in respect of income that has not yet been distributed, and then among the Members in accordance with their respective Interests.

                  (c) Tax Allocations. For United States federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Members in accordance with the allocations of the corresponding items for Capital Account purposes under Sections 3.4 (Allocations) and 3.5 (Special Allocations), except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with section 704(c) of the Code, the Regulations thereunder and Regulation section 1.704-1(b)(4)(i).

         3.5 Special Allocations.

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of Section 3.4 (Allocations), if there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulation sections 1.704-2(d) and 1.704-2(i)) during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulation sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulation section 1.704-2(f). This Section 3.5(a) is intended to comply with the minimum gain chargeback requirements in such Regulation sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Regulation sections 1.704-2(f) and 1.704- 2(i)(4).

                  (b) Qualified Income Offset. In the event any Member unexpectedly received any adjustments, allocations, or distributions described in Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in its Capital Account in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation sections 1.704-2(g)(1) and 1.704-2(i)(5) created by such adjustments, allocations or distributions as promptly as possible. This Section 3.5(b) is intended to comply with the "qualified income offset" requirement in such Regulation section and shall be interpreted consistently therewith.

                  (c) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation section 1.704-2(g)(1) and 1.704- 2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.5(c) shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in
Section 3.4 (Allocations) and this Section 3.5 have been tentatively made as if
Section 3.5(b) (Qualified Income Offset) and this Section 3.5(c) were not in this Agreement.

                  (d) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in proportion to their Interests.

                  (e) Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Regulation section 1.704-2(j).

                  (f) Regulatory Compliance. The provisions of Sections 3.2 (Capital Accounts), 3.3 (Distributions), 3.4 (Allocations), this Section 3.5 and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. The Managing Member shall be authorized to make appropriate amendments to the allocations of items pursuant to Section 3.4 (Allocations) if necessary in order to comply with Section 704 of the Code or applicable Regulations thereunder; provided, that no such change shall have an adverse effect upon the amount distributable to any Member pursuant to this Agreement.

                  (g) Curative Allocations.

                           (i) The allocations set forth in Sections 3.5(a) (Minimum Gain Chargeback), 3.5(b) (Qualified Income Offset), 3.5(c) (Gross Income Allocation), 3.5(d) (Nonrecourse Deductions) and 3.5(e) (Member Nonrecourse Deductions) of this Agreement (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. The Managing Member is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of income, gain, loss or deductions pursuant to this
         Section 3.5(g) in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all items of income, gain, loss or deduction were allocated pursuant to Section 3.4

         (Allocations). In exercising its discretion under this Section 3.5(g), the Managing Member shall take into account future Regulatory Allocations under Section 3.5(a) (Minimum Gain Chargeback) that, although not yet made, are likely to offset other Regulatory Allocations made under Sections 3.5(d) (Nonrecourse Deductions) and 3.5(e) (Member Nonrecourse Deductions).

                           (ii) In the event that there are any changes after the date of this Agreement in applicable tax law, regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions in this Agreement with respect to allocations to be made to Capital Accounts, which would, individually or in the aggregate, cause the Members not to achieve in any material respect the economic objectives underlying this Agreement, the Managing Member may in its discretion make appropriate adjustments to such allocations in order to achieve or approximate such economic objectives.

                  (h) Adjustments of Capital Accounts. The Capital Accounts of the Members may at the discretion of the Managing Member, be adjusted in accordance with Regulation section 1.704-1(b)(2)(iv)(f), and thereafter maintained in accordance with Regulation section 1.704-1(b)(2)(iv)(g), to reflect the fair market value of Company property whenever an interest in the Company is relinquished to the Company, whenever an Additional Member is admitted to the Company and the amount of capital contributed by such Member upon its admission is more than de minimis and reflects changes in the value of Company assets, and upon a liquidation of the Company, and shall be adjusted in accordance with Regulation section 1.704-1(b)(2)(iv)(e) in the case of a distribution of more than a de minimis amount of property (other than cash).

         3.6 Tax Withholding; Withholding Advances.

                  (a) Tax Withholding. If requested by the Managing Member, each Additional Member shall, if able to do so, deliver to the Company: (i) an affidavit in form satisfactory to the Managing Member that the applicable Additional Member is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (ii) any certificate that the Managing Member may reasonably request with respect to any such laws; (iii) any other form or instrument reasonably requested by the Managing Member relating to any Additional Member's status under such law; and/or (iv) a copy of any tax return or similar document of the applicable Additional Member that the Managing Member may reasonably request with respect to any such law. In the event that an Additional Member fails or is unable to deliver to the Managing Member an affidavit described in clause (i) of this Section 3.6(a), the Managing Member may withhold amounts from such Additional Member in accordance with Section 3.6(b) (Withholding Advances -- General).

                  (b) Withholding Advances--General. To the extent the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member (e.g., backup withholding), the Managing Member may withhold such ---- amounts and make such tax payments as so required. Tax payments shall constitute "Withholding Advances" to the extent such tax payments are not satisfied from amounts otherwise distributable to such Member at the time such tax payment is made.

                  (c) Repayment of Withholding Advances. All Withholding Advances made on behalf of a Member, plus interest thereon (unless waived by the Managing Member) at a rate equal to the Prime Rate as of the date of such Withholding Advances plus 2.0% per annum, shall (i) be paid on demand by the Member on whose behalf such Withholding Advances were made (it being understood that no such payment shall increase such Member's Capital Contribution), or (ii) with the consent of the Managing Member, in its discretion, be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. Whenever repayment of a Withholding Advance by a Member is made as described in clause (ii) above, for all other purposes of this Agreement such Member shall be treated as having received all distributions (whether before or upon Termination) unreduced by the amount of such Withholding Advance and interest thereon.

                  (d) Reimbursement of Liabilities. Each Member hereby agrees to reimburse the Company and the Managing Member for any liability with respect to Withholding Advances (including interest thereon) required or made on behalf of or with respect to such Member (including penalties imposed with respect thereto).


                                    ARTICLE 4

                           LIABILITY; INDEMNIFICATION

         4.1 Limited Liability of Members.

                  (a) Limited Liability of Members. The liability of the Members shall be limited as provided in the Delaware Act and as set forth in this Agreement. Neither the Managing Member nor any Additional Member shall be obligated to restore by way of capital contribution or otherwise any deficits in its Capital Account or the Capital Account of any other Member (if such deficits occur).

                  (b) Return of Previously Distributed Amounts. In accordance with the Delaware Act, a member of a limited liability company may, under certain circumstances, be required to return to such limited liability company, for the benefit of limited liability company creditors, amounts previously distributed to such member. To the extent that an Additional Member may be required to return capital to the Company under the Delaware Act, it is the intent of the Managing Member that any obligation to return any such distributions pursuant to
Section 3.3 (Distributions) or Article 8 (Dissolution; Winding Up; Termination) shall be deemed to be compromised by the consent of all Members and the Additional Member to whom any money or property is distributed shall not be required to return any such money or property to the Company or any creditor of the Company. However, if any court of competent jurisdiction or regulatory body with jurisdiction over the matter holds that, notwithstanding the provisions of this Agreement, any Additional Member is obligated to return to the Company any amounts previously distributed to such Additional Member, such obligation shall be the obligation of such Additional Member and not of the Managing Member.

         4.2 Qualification. The Managing Member shall use its reasonable efforts to qualify the Company to do business or become licensed in each jurisdiction where the activities of the Company make such qualification or licensing necessary or where failure to so qualify or become licensed would have an adverse effect on the limited liability of the Additional Members.

         4.3 Liability to Members. No Protected Person shall be liable to the Company or any Member for any action taken or omitted to be taken by it or by any other Member or other Person with respect to the Company, including, without limitation, any negligent act or failure to act, except in the case of a liability resulting from such Protected Person's own fraud, gross negligence, willful malfeasance, intentional and material breach of this Agreement or conduct that is the subject of a criminal proceeding (where such Protected Person has a reasonable cause to believe that such conduct was unlawful). Any Protected Person may consult with legal counsel and accountants with respect to Company affairs (including interpretations of this Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and professional advisors of the Company or the Managing Member selected and monitored with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

         4.4 Indemnification.


                  (a) Indemnification of Protected Persons. To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including without limitation reasonable legal fees or other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities, and any amounts expended in settlement of any claims approved by the Managing Member (collectively, "Liabilities"), to which any Protected Person may become subject:

                           (i) by reason of any act or omission or alleged act or omission (even if negligent) performed or omitted to be performed in connection with the activities of the Company;

                           (ii) by reason of the fact that it is or was acting in connection with the activities of the Company in any capacity or that it is or was serving at the request of the Company as a partner, stockholder, member, director, officer, employee or Specified Agent of any Person;

                           (iii) by reason of any other act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Company; or

                           (iv) based upon or arising out of any litigation commenced by or on behalf of Unitholders relating to the Merger and the transactions contemplated hereby.

unless such Liability results from such Protected Person's own fraud, gross negligence, willful malfeasance, intentional and material breach of this Agreement or conduct that is the subject of a criminal proceeding (where such Protected Person has a reasonable cause to believe that such conduct was unlawful).

                  (b) Reimbursement of Expenses. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other expenses (as incurred) of each Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to this Section 4.4; provided, that such Protected Person executes a written undertaking to repay the Company for such reimbursed or advanced expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by this
Section 4.4.

                  (c) Survival of Protection. The provisions of this Section 4.4 shall continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification under this
Section 4.4 and regardless of any subsequent amendment to this Agreement; provided, that no such amendment shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

                  (d) Limitation on Recovery. Any indemnification under this
Section 4.4 or otherwise shall be paid out of and to the extent of the Company's assets only.


                                    ARTICLE 5

                           CONSENTS; VOTING; MEETINGS

         5.1 Method of Giving Consent. Any approval required by this Agreement may be given as follows:

                  (a) Written Approval. By a written approval given by the Member whose approval is solicited and obtained (the "Consenting Member") prior to or after the doing of the act or thing for which the approval is solicited; or

                  (b) Approval at Meeting. By the affirmative vote of the Consenting Member to the doing of the act or thing for which the approval is solicited or obtained at any meeting called and held to consider the doing of such act or thing; provided, that, if a proxy is obtained from a Consenting Member prior to any meeting, such proxy may be revoked at a meeting held to consider the doing of such act or thing.

         5.2 Meetings. Any matter requiring the approval of any or all of the Members pursuant to this Agreement may be considered at a meeting of Members. Meetings of the Members may be held by telephone or other electronic device.

         5.3 Quarterly Meetings. Upon the written request of the Required Additional Members, the Managing Member shall cause a meeting of the Members to be held, provided, that no meeting of the Company shall be required to be held more than once each fiscal quarter.

                                    ARTICLE 6

                       REPORTS TO MEMBERS; CONFIDENTIALITY

         6.1 Books of Account. Appropriate records and books of account of the Company shall be kept by the Company at the principal place of business of the Managing Member of the Company. Such records and books of account shall be subject to inspection and copying by any Member at the reasonable request, and at the expense, of such Member during normal business hours, upon reasonable notice to the Company.

         6.2 Reports.

                  (a) Reports to Members. The Company shall furnish to each Member financial statements of the Company for each calendar quarter during the term of the Company, commencing with the first full calendar quarter following the date hereof.

                  (b) Tax Information. Within 120 days after the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the Managing Member shall furnish to each Member such information regarding the amount of such Member's share in the Company's taxable income or loss for such year, in sufficient detail to enable such Member to prepare its United States federal, state and other tax returns.

         6.3 Accounting Basis. The books and records and financial statements and reports of the Company shall be kept on an accrual basis. Additional determinations with respect to accounting principles shall be made by the Managing Member.

         6.4 Tax Matters. Unless otherwise required by law, the Managing Member shall be the "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code. Prompt notice shall be given to the Members upon receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return or record or books of the Company.

         6.5 Confidentiality. Each of the Additional Members shall, and shall direct those of its attorneys, accountants, consultants and advisors (the "Representatives") who have access to Confidential Information to keep confidential and not disclose any Confidential Information without the express consent, in the case of Confidential Information acquired from the Company, of the Company or, in the case of Confidential Information acquired from another Additional Member or the Managing Member, such Member, unless (subject in all cases to any more stringent restrictions imposed on the Company) (a) such disclosure shall be required by applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding, (b) such disclosure is reasonably required in connection with any litigation against or involving the Company, the Managing Member or any Additional Member, or (c) such disclosure is reasonably required in connection with any proposed assignment, sale or other disposition of all or any part of an Additional Member's interest or a participation in the Company (a "Proposed Transfer"); provided, that with respect to the use of any Confidential Information in any Proposed Transfer, the consent of the Managing Member, in its sole discretion, shall be necessary prior to such use and the Managing Member may require any Proposed Transferee to enter into a confidentiality agreement with terms substantially similar to the terms of this Section 6.5. "Confidential Information" shall mean information concerning the Managing Member, its members, board members and officers and any information, including the identity of any Additional Member, that an Additional Member may acquire from the Company, or as a consequence of being an Additional Member of the Company, from another Additional Member other than information that (i) is already available through publicly available sources of information (other than as a result of disclosure by such Additional Member), (ii) was available to an Additional Member on a non-confidential basis prior to its disclosure to such Additional Member by the Company, or (iii) becomes available to an Additional Member on a non-confidential basis from a third party, provided such third party is not known by such Additional Member to be bound by this Agreement or another confidentiality agreement with the Company. Notwithstanding the foregoing, the Managing Member may disclose the identity of the Additional Members to the extent reasonably calculated to advance or protect the interests of the Company.


                                    ARTICLE 7

                    ADDITIONAL MEMBERS; TRANSFER; WITHDRAWAL

         7.1 Additional Members. The Managing Member, with the consent of the Required Additional Members (which consent shall not be unreasonably withheld), may admit Additional Members to the Company; provided, that each such Additional Member shall execute such instruments as the Managing Member may reasonably deem necessary or desirable to admit such party as an Additional Member, pursuant to which such Additional Member shall agree to be bound by and comply with all of the terms and provisions hereof.

         7.2 Transfer.

                  (a) Conditions to Transfer. No direct or indirect sale, exchange, transfer, assignment or other disposition (collectively referred to as a "Transfer") of all or any fraction of an Additional Member's interest in the Company may be made without the prior written consent of the Managing Member, which consent shall not be unreasonably withheld. A Person shall be deemed admitted as a Member at the time that such Person: (i) executes an amendment, counterpart or supplement to this Agreement and such other instruments as the Managing Member may reasonably deem necessary or desirable to evidence such Person's agreement to be bound by and to comply with the terms and provisions hereof; and (ii) is named on the books and records of the Company.

                  (b) Null and Void Transfer. Unless waived by the Managing Member, any purported Transfer by any Additional Member (including transferees thereof or substituted members therefor) of any interest in the Company not made strictly in accordance with the provisions of this Section 7.2 or otherwise not permitted by this Agreement shall be entirely null and void.

         7.3 Death, Incompetence, Bankruptcy or Liquidation of an Additional Member. In the event of the death, incompetence or bankruptcy of an Additional Member, or the bankruptcy, termination, liquidation or dissolution of any partnership, trust, corporation or other entity which is an Additional Member,
(a) no Dissolution Event and Winding Up Period of the Company shall be effected thereby and the Company and its business shall be continued until the Termination of the Company as provided for in this Agreement, and (b) upon satisfaction of the conditions of Sections 7.2 (Transfer), the estate or successor in interest in the Company of such deceased, incompetent, bankrupt, terminated, liquidated or dissolved Additional Member shall succeed to the interest of such Additional Member and shall be deemed a Member for any and all purposes hereunder.

         7.4 Withdrawals. Prior to the Termination of the Company, except in connection with a Transfer permitted by Section 7.2 (Transfer), no Member may withdraw from the Company. Withdrawals by any Member of its Capital Account or any portion thereof shall not be permitted.

         7.5 Continuation. Notwithstanding the provisions of Sections 8.1(e) and
(g) (Dissolution), the Company shall not commence its winding up upon the dissolution of the Managing Member or the Bankruptcy of the Managing Member if, within 90 days following such occurrence, the Additional Members shall agree in writing to the continuation of the Company and to the appointment, effective as of the date of such occurrence, of a successor to the Managing Member. If such a successor is appointed prior to or as of such effective date, the business of the Company shall be continued as a limited liability company, subject to and upon the terms and conditions set forth in this Agreement and, if required, any documents necessary to reflect the continued existence of the Company as a limited liability company shall be executed by the Members.

                                    ARTICLE 8

                      DISSOLUTION; WINDING UP; TERMINATION

         8.1 Dissolution. The Company shall commence its winding up upon the first to occur of the following (the "Dissolution Event"):

                  (a) at any time after the tenth anniversary of the date hereof;

                  (b) the expiration of 60 days after the assignment, sale, transfer or other disposition of all or all of the assets, properties and business of the Company;

                  (c) at the election of the Managing Member with the consent of the Required Additional Members at any time;

                  (d) upon the dissolution of the Managing Member (unless the Company is continued pursuant to Section 7.5 (Continuation));

                  (e) within 180 days of the execution of this Agreement, if the Merger has not been consummated; and

                  (f) unless the Company is continued pursuant to Section 7.5 (Continuation), (i) upon the commencement by the Managing Member of any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; (ii) upon the Managing Member making a general assignment for the benefit of its creditors; (iii) at such time as any case, proceeding or other action of a nature referred to in clause (i) above against the Managing Member results in the entry of an order for relief or any such adjudication or appointment, or remains undismissed, undischarged or unbonded for a period of 120 days; (iv) at such time as any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of the Managing Member's assets results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 120 days from the entry thereof; (v) upon the Managing Member's consent to, approval of, or acquiescence in, any of the acts or relief described in clause (i), (ii), (iii) or (iv) above; or (vi) upon the Managing Member generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter the Company shall commence the Winding Up Period during which its affairs shall be wound up in accordance with Sections 8.2 (Winding Up and Termination) and 8.3 (Assets Reserved and Pending Claims).

         8.2 Winding Up and Termination.

                  (a) Winding Up. Upon the occurrence of the Dissolution Event, the property and business of the Company shall be wound up by the Managing Member, or, in the event of the unavailability of the Managing Member, by a Person designated as a liquidating trustee by the Additional Members. Subject to the requirements of applicable law and the further provisions of this Section 8.2, the Managing Member (or any other Person conducting the winding up of the Company's affairs) shall have discretion in determining whether to sell or otherwise dispose of Company assets, except upon a Dissolution Event described in Section 8.1(c) (Dissolution), or to distribute the same in kind and the timing and manner of such disposition or distribution. While the Company continues to hold assets, the Managing Member shall as a general matter seek to maximize the value of such assets and may in its discretion expend funds, acquire additional assets and borrow funds. The Managing Member may also authorize the payment of fees and expenses reasonably required in connection with the winding up of the Company.

                  (b) Distributions Upon Winding Up. Within a reasonable period of time following the occurrence of the Dissolution Event, after allocating all Net Income, Net Loss and other items of income, gain, loss or deduction pursuant to Sections 3.4 (Allocation) and 3.5 (Special Allocations), the Company's assets (except for assets reserved pursuant to Section 8.3 (Assets Reserved and Pending Claims)) shall be applied and distributed in the following manner and order of priority:

                           (i) the claims of all creditors of the Company (including Members except to the extent not permitted by law) shall be paid and discharged other than liabilities for which reasonable provision for payment has been made;

                           (ii) to the Members in accordance with the positive balances of their respective Capital Accounts; and

                           (iii) thereafter, to the Members in accordance with
         Section 3.3(a) (Distributions -- General).

Notwithstanding anything to the contrary in this Agreement, liquidating distributions shall be made no later than the last to occur of (x) 90 days after the date of disposition (including pursuant to Section 8.3 (Assets Reserved and Pending Claims)) of the last remaining asset of the Company and (y) the end of the Company's taxable year in which the disposition referred to in clause (x) above shall occur. This Section 8.2(b) is intended to comply with, and shall be interpreted consistently with, the requirements of Regulation section 1.704-1(b)(2)(ii)(b)(2).

                  (c) Distributions In Kind. The Managing Member, in its sole discretion, may allocate securities for distribution in kind to the Additional Members. Notwithstanding any other provision of this Agreement, the amount by which the fair market value of any property to be distributed in kind to the Members (including property distributed in liquidation, and property distributed pursuant to Section 3.3 (Distributions)) exceeds or is less than the adjusted basis of such property shall, to the extent not otherwise recognized by the Company, be taken into account in computing income, gains and losses of the Company for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Members, pursuant to this Agreement.

                  (d) Termination. When the Managing Member or a liquidating trustee appointed pursuant to Section 8.2(a) (Winding Up) has completed the winding up described in this Section 8.2, the Managing Member or the liquidating trustee shall cause the Termination of the Company.

         8.3 Assets Reserved and Pending Claims.

                  (a) Assets Reserved. If, upon a Dissolution Event, there are any assets that, in the judgment of the Managing Member, cannot be sold or distributed in kind without sacrificing a significant portion of the value thereof or where such sale or distribution is otherwise impractical at the time of the Dissolution Event, such assets may be retained by the Company, except upon a Dissolution Event described in Section 8.1(c) (Dissolution), if the Managing Member determines that the retention of such assets is in the best interests of the Additional Members. Upon the sale of such assets or a determination by the Managing Member that circumstances no longer require their retention, such assets (at their fair market value) or the proceeds of their sale shall be taken into account in computing Capital Accounts on winding up and amounts distributable pursuant to Section 8.2(b) (Distributions Upon Winding
Up), and distributed in accordance with such value.

                  (b) Pending Claims. If there are any claims or potential claims (including potential Company expenses in connection therewith) against the Company (either directly or indirectly, including potential claims for which the Company might have an indemnification obligation) for which the possible loss cannot, in the judgment of the Managing Member, be definitively ascertained, then such claims shall initially be taken into account in computing Capital Accounts upon winding up and distributions pursuant to Section 8.2(b) (Distributions Upon Winding Up) at an amount estimated by the Managing Member to be sufficient to cover any potential loss or liability on account of such claims (including such potential Company expenses), and the Company shall retain funds (or assets) determined by the Managing Member in its discretion as a reserve against such potential losses and liabilities, including expenses associated therewith. The Managing Member may in its discretion obtain insurance or create escrow accounts or make other similar arrangements with respect to such losses and liabilities. Upon final settlement of such claims (including such potential Company expenses) or a determination by the Managing Member that the probable loss therefrom can be definitively ascertained, such claims (including such potential Company expenses) shall be taken into account in the amount at which they were settled or in the amount of the probable loss therefrom in computing Capital Accounts on winding up and amounts distributable pursuant to Section 8.2(b) (Distributions Upon Winding Up), and any excess funds retained shall be distributed.


                                    ARTICLE 9

                      AMENDMENTS; WAIVER; POWER OF ATTORNEY

         9.1 Amendments; Waiver.

                  (a) Amendment or Waiver by Managing Member and Additional Members. Except as otherwise expressly provided in this Agreement, any provision of this Agreement (other than this Section 9.1) may be amended or waived by an instrument in writing executed by the Managing Member and the Required Additional Members; provided, however, that:

                           (i) any amendment to or waiver of any provision of this Agreement that would increase or reduce the Capital Contributions, the Interests or otherwise increase the liabilities or obligations of any Additional Member shall require the written consent of such Additional Member;

                           (ii) subject to Section 3.5(g) (Curative
         Allocations), any amendment to or waiver of any provision that would alter the allocations to Capital Accounts, or the distributions from the Company, shall require the written consent of each Additional Member who would be adversely affected by such amendment; and

                           (iii) any amendment to or waiver of any provision which discriminates against any Additional Member in relation to the other Additional Members shall require the written consent of such Additional Member.

Notwithstanding the foregoing, the Managing Member, without the consent of any Additional Member, may amend this Agreement (including Exhibit A hereto) as necessary to reflect the admission or substitution of Additional Members admitted to the Company pursuant to Sections 7.1(b) (Additional Members) or 7.2 (Transfer), respectively, or to reflect additional Capital Contributions made pursuant to Section 3.1(b) (Additional Capital Contributions).

                  (b) Amendment or Waiver by the Managing Member.
Notwithstanding the foregoing, the Managing Member, without the consent of any Additional Member, may amend or waive any provision of this Agreement (unless such amendment or waiver would have a material adverse effect on any of the Additional Members) to reflect:

                           (i) a change in the name of the Company or the location of the principal place of business or the registered office of the Company;

                           (ii) a change that is necessary to qualify the Company as a limited liability company in which the Additional Members have limited liability under the laws of any jurisdiction or that is necessary or advisable in the opinion of the Managing Member to ensure that the Company will not be taxable other than as a partnership under the Code and Regulations;

                           (iii) a change that is (x) of an inconsequential nature or (y) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute;

                           (iv) a change in any provision of this Agreement that requires any action to be taken by or on behalf of the Managing Member or the Company pursuant to the requirements of the Delaware Act if the provisions of the Delaware Act are amended, modified or revoked so that the taking of such action is no longer required;

                           (v) a change to add to the duties or obligations of the Managing Member;

                           (vi) a change that, in the reasonable opinion of the Managing Member, does not adversely affect the rights of the Additional Members in any material respect; and

                           (vii) a change clarifying any ambiguity, defect or inconsistency in this Agreement.

Within a reasonable period after any change or amendment or waiver in accordance with the preceding sentence, the Managing Member shall send a written notice to each Additional Member describing such change or amendment or waiver in reasonable detail.

         9.2 Power of Attorney.

                  (a) Appointment of Power of Attorney. Each Additional Member by its execution of this Agreement irrevocably makes, constitutes and appoints the Managing Member as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) any amendment or waiver of any provision of this Agreement that has been adopted or made as herein provided;
(ii) all certificates and other instruments deemed advisable by the Managing Member to comply with the provisions of this Agreement and applicable law or to permit the Company to become or to continue as a limited liability company or other entity wherein the Additional Members have limited liability in each jurisdiction where the Company may be doing business; (iii) all instruments that the Managing Member deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement; (iv) all conveyances and other instruments or papers deemed advisable by the Managing Member, to effect the dissolution, winding up and termination of the Company pursuant to the provisions of this Agreement; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; and
(vi) all other instruments or papers not inconsistent with the terms of this Agreement which may be required by law to be filed on behalf of the Company.

                  (b) Nature and Exercise of Power of Attorney. With respect to each Additional Member, the foregoing power of attorney:

                           (i) is coupled with an interest, shall be irrevocable and shall survive the incapacity or bankruptcy of such Additional Member;

                           (ii) may be exercised by the Managing Member either by signing separately as attorney-in-fact for such Additional Member or, after listing all of the Additional Members executing an instrument, by a single signature of the Managing Member acting as attorney-in-fact for all of them; and

                           (iii) shall survive the delivery of an assignment by such Additional Member of the whole or any fraction of its interest; except that, where the assignee of the whole of such Additional Member's interest has been approved by the Managing Member for admission to the Company, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Member to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.


                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Investment Representations. Each Additional Member hereby represents and warrants to the Company that: (a) the limited liability company interest of the Additional Member is being acquired for investment purposes only for its own account and not with a view to or in connection with any distribution, re-offer, resale, or other disposition not in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and applicable state securities laws; (b) the Additional Member possesses such expertise, knowledge, and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that it is capable of evaluating the merits and economic risks of acquiring and holding its limited liability company interest, and it is able to bear all such economic risks now and in the future;
(c) the Additional Member has had access to all of the information with respect to its limited liability company interest that it deems necessary to make a complete evaluation thereof and has had the opportunity to question the Company concerning such limited liability company interest; (d) the Additional Member's decision to acquire its limited liability company interest for investment has been based solely upon the evaluation made by it; (e) the Additional Member is aware that it must bear the economic risk of its investment in the Company for an indefinite period of time because limited liability company interests in the Company (i) have not been registered under the Securities Act or under the securities laws of various states, and, therefore, cannot be sold unless the limited liability company interests are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available and (ii) are subject to this Agreement, which prohibits the transfer of such interests without the consent of the Managing Member and prohibits the withdrawal of Additional Members; (f) the Additional Member is aware that the Additional Member's tax liability with respect to such Additional Member's interest in the Company may exceed any distributions made to such Additional Member and that the Company is under no obligation to make any such distributions to such Additional Member to pay any related taxes; and (g) the Additional Member has not relied upon the Managing Member, or its members, board members or officers or any other Additional Member or agent or counsel thereof for any tax or securities law advice with respect to such Additional Member's interest in the Company.

         10.2 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Members.

         10.3 No Waiver. The failure of any Member to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

         10.4 Survival of Certain Provisions. Each of the Members agrees that the covenants and agreements set forth in Sections 4.1 (Liability of Additional Members), 4.3 (Liability to Members), 4.4 (Indemnification) and 6.5 (Confidentiality) shall survive the Termination of the Company.

         10.5 Notices. All notices hereunder shall be in writing and shall be given by personal delivery, mailed by registered or certified mail, Federal Express, U.S. overnight mail or international air courier service, or sent by telecopy or other electronic means, and addressed: if to the Company, at its principal office and, if to a Member, to such Member at its last known address as disclosed on the records of the Company. Notices shall be deemed to have been given as of the date delivered (upon confirmed receipt by the delivery service) or telecopied (upon confirmed receipt). The Company and any Member may change the address for notices by delivering or mailing as aforesaid, a notice stating the change and setting forth the changed address.

         10.6 Severability. In case any provision in this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired hereby.

         10.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         10.8 Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

         10.9 Gender. As used herein, masculine pronouns shall include the feminine and neuter, neuter pronouns shall include the masculine and the feminine, and the singular shall be deemed to include the plural.

         10.10 No Right to Partition. The Members, on behalf of themselves and their shareholders, partners, members, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.

         10.11 No Third Party Rights. Except as expressly provided in this Agreement, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto.

         10.12 Entire Agreement. This Agreement and the Investment Agreement, together with the exhibits attached hereto or thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Investment Agreement, together with the exhibits attached hereto or thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

         10.13 Rule of Construction. The general rule of construction for interpreting a contract, which provides that the provisions of a contract should be construed against the party preparing the contract, is waived by the parties hereto. Each party acknowledges that such party was represented by separate legal counsel in this matter who participated in the preparation of this Agreement or such party had the opportunity to retain counsel to participate in the preparation of this Agreement but elected not to do so.

         10.14 Authority. Whenever in this Agreement or elsewhere it is provided that consent is required of, or a demand shall be made by, or an act or thing shall be done by or at the direction of, the Company, or whenever any words of like import are used, all such consents, demands, acts and things are to be made, given or done by the consent of the Managing Member or Person acting under the authority of the Managing Member, unless a contrary intention is expressly indicated.

         10.15 Reliance. No Person dealing with the Company, or its assets, whether as lender, assignee, purchaser, lessee, grantee, or otherwise, shall be required to investigate the authority of the Managing Member in dealing with the Company or any of its assets, nor shall any Person entering into a contract with the Company or relying on any such contract or agreement be required to inquire as to whether such contract or agreement was properly approved by the Managing Member. Any such Person may conclusively rely on a certificate of authority signed by the Managing Member and may conclusively rely on the due authorization of any instrument signed by the Managing Member in the name and on behalf of the Company or the Managing Member.

         10.16 Applicable Law. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

                  (b) Any dispute arising hereunder shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") by a single arbitrator who is mutually agreeable to the Managing Member and the Additional Members (who shall be represented by Equity Resources Group, Incorporated (the "Representative"). If the Managing Member and the Representative are unable to agree upon an arbitrator, an arbitrator shall be selected in accordance with the AAA Rules. Any judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction. All proceedings in any such arbitration shall be conducted in Boston, Massachusetts. Jurisdiction of such arbitrator shall be exclusive as to disputes between the Managing Member and the Representative relating to this Agreement, and the Managing Member and the Investors agree that this agreement to arbitrate shall be specifically enforceable under the laws of Delaware. Neither the Managing Member nor any Additional Member (including the Representative) shall have the right to appeal the arbitration decision or otherwise to submit a dispute relating to this Agreement to a court of law. With respect to matters submitted to arbitration, each of the Managing Member and the Additional Members shall bear its own respective costs, fees and expenses (including reasonable fees, expenses and disbursements of attorneys) in connection with such arbitration. The Managing Member, on the one hand, and the Additional Members, collectively, on the other hand, shall each pay one-half of the total costs, fees and expenses of the arbitrator.


                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              MANAGING MEMBER:

                              KRF COMPANY, L.L.C.

                              By: The Krupp Family Limited Partnership-94, its sole member

                              By:
                                   ----------------------------------------
                                   Douglas Krupp
                                   General Partner

                              ADDITIONAL MEMBERS:

                              EQUITY RESOURCE FUND XVI LIMITED PARTNERSHIP
                              EQUITY RESOURCE FUND XIX LIMITED PARTNERSHIP
                              EQUITY RESOURCE GENERAL FUND LIMITED PARTNERSHIP EQUITY RESOURCE CAMBRIDGE FUND LIMITED PARTNERSHIP EQUITY RESOURCE BRATTLE FUND LIMITED PARTNERSHIP EQUITY RESOURCE BRIDGE FUND LIMITED PARTNERSHIP

                              By:  EQUITY RESOURCES GROUP, INCORPORATED
                                   as general partner of each of the foregoing


                                   By:
                                        -----------------------------------
                                        Eggert Dagjartsson
                                        Executive Vice President

                                                                       EXHIBIT A
                                                                       ---------


                   MEMBERS OF KRF3 ACQUISITION COMPANY, L.L.C.



                                             Capital Contribution               Interest
                                             --------------------               --------
Managing Member
---------------
KRF COMPANY, L.L.C.
     Existing Managing Member Contribution   10,826 Units @ $____/Unit
     Cash Contribution                       ($______________)
                                                  ($____________)               ______%

Additional Members
------------------

EQUITY RESOURCE CAMBRIDGE FUND               95 Units @ $____/Unit              ______%
                                             ($______________)
EQUITY RESOURCE BRATTLE FUND                 30 Units @ $____/Unit
                                             ($______________)
EQUITY RESOURCE GENERAL FUND                 40 Units @$____/Unit               ______%
                                             ($______________)
EQUITY RESOURCE FUND XIX                     413 Units @$____/Unit              ______%
                                             ($______________)
EQUITY RESOURCE FUND XVI                     916 Units @$____/Unit
                                             ($______________)
EQUITY RESOURCE BRIDGE FUND                  30 Units @$____/Unit               ______%
                                             ($______________)
EQUITY RESOURCE


                              TOTAL          $                                  100.00%
                                             ==================                 ======

                                                                       EXHIBIT B
                                                                       ---------


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of ______________, 2000 by and between KRF3 Acquisition Company, L.L.C., a Delaware limited liability company (the "Company" or, after the Effective Time (as defined in Article V hereof), the "Surviving Entity"), and Krupp Realty Fund, Ltd.-III, a Massachusetts limited partnership (the "Partnership").


                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

         WHEREAS, the Partnership is a limited partnership duly formed and validly existing under the laws of the Commonwealth of Massachusetts;

         WHEREAS, the Massachusetts Revised Uniform Limited Partnership Act, Mass. Gen. Laws Ann. ch. 109,ss.ss. 1-62 (the "Massachusetts LP Act"), and the Delaware Limited Liability Company Act, 6 Del. C.ss.ss. 18-101 et seq. (the "Delaware LLC Act"), each permits a limited partnership formed and existing under the Massachusetts LP Act to merge with and into a limited liability company formed and existing under the Delaware LLC Act;

         WHEREAS, the members of the Company have authorized and the general partners and limited partners of the Partnership have duly authorized the merger of the Partnership with and into the Company pursuant to the terms of this Agreement; and

         WHEREAS, the holders of limited partnership interests of Fund V have approved an amendment to the Amended Agreement of Limited Partnership, dated July 27, 1983, authorizing the Partnership to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed that, in accordance with the applicable statutes of the State of Delaware and the Commonwealth of Massachusetts, and subject to the conditions precedent contained herein, the Partnership shall be at the Effective Time, merged with and into the Company (the "Merger"), with the Company to be the Surviving Entity. The mode of carrying the Merger into effect shall be as follows:

                                    ARTICLE I
                                     MERGER
                                     ------

         At the Effective Time, the Partnership shall be merged with and into the Company, the separate existence of the Partnership shall cease, the Company shall continue in existence and the Merger shall in all respects have the effects provided for by the Massachusetts LP Act and the Delaware LLC Act.

         Prior to the Effective Time, the Company and the Partnership shall take all such action as shall be necessary or appropriate in order to effectuate the Merger. If at any time after the Effective Time, the Company shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper members, managers, officers or other agents of the Company, as authorized agents and attorneys-in-fact for the Partnership (and acting in the name of the Company or the Partnership), shall execute and deliver any and all proper deeds, assignments, and assurances in law, and do all such additional things necessary or proper to carry out the provisions hereof.


                                   ARTICLE II
                              TERMS OF TRANSACTION
                              --------------------

         At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (i) the partnership interests in the Partnership outstanding immediately prior to the Effective Time, held by (a) the general partners of the Partnership (the "General Partners"), (b) the "Original Limited Partners" (as defined in the Partnership's Amended Agreement of Limited Partnership, dated as of June 1, 1982, as amended from time to time (the "Partnership Agreement")) and (c) the limited partners of the Partnership who are, at the Effective Time, directly or indirectly controlling, controlled by or under common control with the Company, Equity Resources Group Incorporated or the General Partners ("the Affiliate Limited Partners"), shall be canceled and retired and shall cease to exist, (ii) the partnership interests of limited partners of the Partnership who are not Affiliate Limited Partners (the "Unaffiliated Limited Partners") outstanding immediately prior to the Effective Time shall be canceled and converted into and represent the right to receive in exchange therefor $[_____] per "Unit" (as defined in the Partnership Agreement), without interest thereon, payable by the Surviving Entity to the holder of such Unit (as reflected on the records of the Partnership at the Effective Time) upon receipt by the Surviving Entity of the Proof of Ownership Form hereto, a Substitute Form W-9 and any other additional documentation necessary or desirable to complete the conversion of the Units required which the Surviving Entity shall reasonably request from the holder, (iii) the limited liability company interests held by the members of the Company outstanding immediately prior to the Effective Time shall remain the outstanding limited liability company interests of such members of the Company, and such members shall continue as the members of the Surviving Entity.

         Neither the Surviving Entity nor any other party hereto shall be liable to a holder of Units for any payments made to a public official pursuant to applicable abandoned property laws. The Surviving Company shall be entitled to deduct and withhold from the amounts otherwise payable to a holder of Units pursuant to the Merger any taxes or other amounts as are required by applicable law, including without limitation Sections 3406 and 1445 of the Internal Revenue Code of 1986, as amended. To the extent that amounts are so withheld by the Surviving Entity, they shall be treated for all purposes of this Agreement as having been paid to the holder of the Units in respect of which such deduction and withholding was made.

         After the Effective Time, the transfer books of the Partnership shall be closed and there shall be no further registration of transfers on the records of the Partnership of the Units that were outstanding immediately prior to the Effective Time. As of the Effective Time, each holder of a Unit which was converted into the right to receive cash pursuant to Article II hereof shall be deemed to have withdrawn as a limited partner and shall have no further interest in the Partnership or the Surviving Entity or any allocations or distributions of income, property or otherwise, other than the right to receive the amount as provided in this Article II.

         No appraisal rights shall be available to holders of Units in connection with the Merger.


                                   ARTICLE III

                          CERTIFICATE OF FORMATION AND
                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

         From and after the Effective Time, and until thereafter amended as provided by law, the Certificate of Formation and Limited Liability Company Agreement of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Formation and Limited Liability Company Agreement of the Surviving Entity.


                                   ARTICLE IV
                              MANAGERS AND OFFICERS
                              ---------------------

         From and after the Effective Time, and until their successors are duly elected or appointed, or until their earlier death, resignation or removal, the managers and officers of the Surviving Entity shall be the same as the managers and officers of the Company immediately prior to the Effective Time.

                                    ARTICLE V
                                 EFFECTIVE TIME
                                 --------------

         Certificates of merger evidencing the Merger ("Certificates of Merger") substantially in the form of Exhibit A attached hereto shall be filed by the General Partners and the Company with the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts pursuant to the applicable requirements of the Delaware LLC Act and the Massachusetts LP Act. The Merger shall become effective upon the later of the filing of the Certificates of Merger with the Secretary of State of the Commonwealth of Massachusetts and the Secretary of State of the State of Delaware or such other time as shall be agreed by the parties and set forth in the Certificates of Merger and in accordance with the Massachusetts LP Act and the Delaware LLC Act (such time of effectiveness, the "Effective Time").


                                   ARTICLE VI
                                   TERMINATION
                                   -----------

         This Agreement may be terminated at any time prior to the Effective
Time:

         (i) by mutual written consent of the Company and the General Partners;

         (ii) by either the Company or the General Partners if the Merger shall not have been consummated by [_______________]; provided, however, that the right to terminate this Agreement pursuant to this clause (ii) of Article VI shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

         In the event of a termination of this Agreement by either the Company or the General Partners, as provided in this Article VI, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or the General Partners or their respective managers or officers, except with respect to Article IX and this second paragraph of Article VI. Nothing herein shall relieve any party of liability with respect to any fraud or intentional breach by any party hereto of this Agreement.

                                   ARTICLE VII
                                   AMENDMENTS
                                   ----------

         At any time prior to the Effective Time, the Company and the General Partners may amend, modify or supplement this Agreement in such manner as they jointly may determine; provided, however, that, such amendment must be executed in writing by all parties hereto and provided further, that no such amendment, modification, or supplement shall reduce the amount or change the type of consideration into which each Unit shall be converted upon consummation of the Merger or alter or change any term of the Certificate of Formation or Limited Liability Company Agreement of the Surviving Entity.


                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER
                    ----------------------------------------

         The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (i) this Agreement shall have been approved and adopted by the partners of the Partnership in accordance with the Massachusetts LP Act and the Partnership Agreement;

         (ii) this Agreement shall have been approved and adopted by the members of the Company in accordance with the Delaware LLC Act and the Limited Liability Company Agreement of the Company;

         (iii) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated or enforced by any governmental entity, and no action, suit, claim or legal, administrative or arbitral proceeding or investigation shall be pending before any governmental entity which seeks to prohibit, restrain, enjoin or restrict the consummation of the transactions contemplated by this Agreement or which seeks to subject any party to substantial damages as a result of the consummation of the transactions contemplated by this Agreement;

         (iv) each of the parties shall have obtained the consent, approval or waiver of each non-governmental person whose consent, approval or waiver shall be required in order for such party to consummate the transactions contemplated by this Agreement;

         (v) since June 30, 1999, no change or event shall have occurred which has had or could reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change, event or effect (a) in, on or relating to the business of the Partnership that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), prospects or results of operations of the Partnership and its subsidiaries taken as a whole, or (b) that may prevent or materially delay the performance of this Agreement by the Company or the Partnership or the consummation of the transactions contemplated hereby.


                                   ARTICLE IX
                                  GOVERNING LAW
                                  -------------

         This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.


                                    ARTICLE X
                                  MISCELLANEOUS
                                  -------------

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                              KRF3 ACQUISITION COMPANY, L.L.C.

                                   By:  KRF Company, L.L.C.,
                                        its managing member

                                   By:  The Krupp Family Limited Partnership-94,
                                                   its sole member

                              By:
                                   -----------------------------
                                       Douglas Krupp
                                       General Partner

                              KRUPP REALTY FUND, LTD.-III
                              By:  The Krupp Corporation,
                                     its general partner

                              By:
                                   -----------------------------
                                       Douglas Krupp
                                       Co-Chairman of the Board of Directors